As filed with the Securities and Exchange Commission on November 30, 1995
                                         Registration Statement No. 33-


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                      ______________________

                             FORM S-8
                      Registration Statement
                              Under
                    THE SECURITIES ACT OF 1933
                      ______________________

               THE EMPIRE DISTRICT ELECTRIC COMPANY
      (Exact name of registrant as specified in its charter)

          Kansas                             44-0236370
 (State or other jurisdiction       (I.R.S. Employer Identification No.)
    of incorporation or
      organization)

            602 Joplin Street Joplin, Missouri  64801
       (Address of Principal Executive Offices) (Zip Code)

                    1996 STOCK INCENTIVE PLAN
                     (Full title of the plan)

                       R.L. Lamb, President
               The Empire District Electric Company
                        602 Joplin Street
                     Joplin, Missouri  64801
             (Name and address of agent for service)

                          (417) 625-5100
  (Telephone number, including area code, of agent for service)

                             Copy to:

                        Gary W. Wolf, Esq.
                     Cahill Gordon & Reindel
                          80 Pine Street
                    New York, New York  10005
                          (212) 701-3000

                   ____________________________

                        CALCULATION OF REGISTRATION FEE

                                         Proposed    Proposed
                                         maximum     maximum
                             Amount      offering    aggregate     Amount of
Title of securities          to be       price per   offering      registration
     to be registered        registered  unit(1)     price(1)      fee

Common Stock(2)              650,000
($1.00 par value)........    Shares      $19.25      $12,512,500   $4314.66


(1) This estimate is made solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and is based upon the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on November 22, 1995, a date within five business days prior to the date of filing of this Registration Statement.

(2)   Including the related Preference Stock Purchase Rights.

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            In accordance with the requirements of the Securities
Exchange Act of 1934, certain reports and other information are filed by the Company periodically with the Securities and Exchange Commission (the "Commission").

            The following documents filed by the Company with the Commission are incorporated herein by reference as of their respective dates:

            (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 1-3368);

            (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and
      September 30, 1995 (File No. 1-3368);

            (3)   The Company's Current Reports on Form 8-K dated
      March 27, 1995 and July 17, 1995 (File No. 1-3368);

            (4) The description of the Company's Common Stock as set forth in the Company's Registration Statement on Form S-3 (File No. 33-37351) under the heading "Description of Common Stock"; and

            (5) The description of the Company's Preference Stock Purchase Rights as set forth in the Company's Registration
      Statement on Form 8-A dated July 26, 1990 (File No. 1-3368).

            All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d), respec-tively, of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorpo-rated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a docu-ment incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement con-tained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or super-seded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            None.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Company is organized under the laws of the State of Kansas and its Articles of Incorporation and Bylaws contain provi-sions permitted by the Kansas General Corporation Code which, in general terms, provide that directors and officers will be indem-nified by the Company for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or offi-cer of the Company, if they meet certain specified conditions, and provide for the advancement by the Company to directors and offic-ers of expenses incurred by them in defending suits arising out of their service as such.

            The directors and officers of the Company are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by the Company.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            The following exhibits are filed herewith.

            Exhibit

            4.1 1996 Stock Incentive Plan of The Empire Dis-trict Electric Company.

            5.1         Opinion of Anderson, Byrd, Richeson &
                        Flaherty.

            23.1        Consent of Price Waterhouse LLP.

            23.2 Consent of Anderson, Byrd, Richeson & Flaherty (included in its opinion filed as Exhibit 5.1 hereto).

            24.1        Powers of Attorney.

ITEM 9.     UNDERTAKINGS.

            (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, repre-sent a fundamental change in the information set forth in this registration statement; and (iii) to include any material informa-tion with respect to the plan of distribution not previously dis-closed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange
Act that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amend-ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such secu-rities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration state-ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such secu-rities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commis-sion such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a direc-tor, officer or controlling person of the registrant in the suc-cessful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by control-ling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public pol-icy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of Joplin, State of Missouri, on the 30th day of November, 1995.

                                          THE EMPIRE DISTRICT
                                          ELECTRIC COMPANY


                                          By:   /s/ R.L. Lamb
                                             ----------------------------
                                                 (R.L. Lamb, President)

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature           Title                     Date

/s/ R.L. Lamb           President and Director      November 30, 1995
---------------------   (principal executive
(R.L. Lamb)             officer)

/s/ R.B. Fancher        Vice President-Finance      November 30, 1995
--------------------    (principal financial
(R.B. Fancher)          officer)

/s/ G.A. Knapp          Controller & Asst.          November 30, 1995
---------------------   Treasurer (principal
(G.A. Knapp)            accounting officer)

/s/ V.E. Brill*         Vice President-Energy       November 30, 1995
---------------------   Supply and Director
(V.E. Brill)

/s/ M.F. Chubb*         Director                    November 30, 1995
---------------------
(M.F. Chubb)

/s/ R.D. Hammons*       Director                    November 30, 1995
---------------------
(R.D. Hammons)

/s/ R.C. Hartley*       Director                    November 30, 1995
---------------------
(R.C. Hartley)

/s/ J.R. Herschend*     Director                    November 30, 1995
---------------------
(J.R. Herschend)

/s/ F.E. Jeffries*      Director                    November 30, 1995
---------------------
(F.E. Jeffries)

/s/ R.E. Mays*          Director                    November 30, 1995
---------------------
(R.E. Mays)

/s/ M.W. McKinney*      Director                    November 30, 1995
---------------------
(M.W. McKinney)

/s/ M.M. Posner*        Director                    November 30, 1995
---------------------
(M.M. Posner)

*By:  /s/ R.L. Lamb**
     --------------------------------------
     (R.L. Lamb, Attorney-in-fact)





















___________________

** By signing his name hereto, R.L. Lamb does hereby sign this registration statement on behalf of the above-indicated directors of the Company pursuant to powers of attorney executed by each such director, which powers of attorney are filed herewith as Exhibit 24.1 hereto.

                               INDEX TO EXHIBITS

Exhibit     Description

4.1         1996 Stock Incentive Plan of The Empire
            District Electric Company.

5.1         Opinion of Anderson, Byrd, Richeson &
            Flaherty.

23.1        Consent of Price Waterhouse LLP.

23.2        Consent of Anderson, Byrd, Richeson &
            Flaherty (included in its opinion filed
            as Exhibit 5.1 hereto).

24.1        Powers of Attorney.